                                                                      EXHIBIT 15

                       AMENDMENT TO MEDICAL PLAN DOCUMENT
                           FOR UNITED STATIONERS INC.
                           (PLAN DOCUMENT NO. 30401A)

     This Amendment made as of and effective this 13th day of February, 1995, by UNITED STATIONERS INC. (the "Company") shall be effective on the date of execution hereof.

     WHEREAS, the Company maintains the Medical Plan Document for United Stationers Inc. (Plan Document No. 30401A) (the "Plan");

     WHEREAS, the Company is contemplating entering into a transaction with Associated Stationers, Inc. or any of its affiliates ("ASI");

     WHEREAS, it is in the best interests of the Company and certain retirees and contract officers of the Company to provide for and secure certain Benefits (as defined in the Plan) for such retirees and contract officers of the Company;

     NOW THEREFORE, the Company hereby amends the Plan as follows:

     1. The second paragraph of the Plan is hereby amended by inserting the clause "any successor thereto" between "United Stationers Inc.," and "hereinafter".

     2. Section 8 of the Plan is hereby amended by adding the following two sentences to the end thereof:

          "Notwithstanding the foregoing, the Company may not at any time after the date of the merger agreement between the Company and ASI change the coverage provided in this Plan to those individuals (and the covered Dependents of such individuals) listed in Schedule S-1 unless such change is consistent with any change applicable to 'Active Persons' (as set forth in Section 13 - Schedule of Coverage, No. 1); provided, however, that regardless of any change made to the Plan with respect to Active Persons, the Comprehensive Medical Lifetime Maximum Payment shall be a minimum of $250,000 for Scheduled Retirees (listed in Schedule S-I) and $1,000,000 for Contract Officers (listed in Schedule S-I). In addition, and notwithstanding the foregoing, the Company shall not discontinue coverage under the Plan to an individual listed in Schedule S-1 (and the covered Dependents of such individuals) until such individual (or the spouse of such individual) attains age sixty-five (65) and, upon the death of such individual prior to age sixty-five (65) to such individual's spouse, until such spouse attains age sixty-five (65).

     3.   The following Supplement A is hereby added to the Plan:
                                 "Supplement A

          Notwithstanding anything in the Plan Document to the contrary, the following provisions shall survive the termination of the Plan and shall apply to those individuals listed in Schedule S-I ('Scheduled Retirees', 'Covered Other Persons', and 'Contract Officers', respectively):

          S-1 Unless otherwise provided in an applicable employment, severance, termination or other agreement between a Contract Officer or Other Covered Person and the Company, in the event the Plan remains in effect and the employment of a Contract Officer or Other Covered Person terminates, such Contract Officer or Other Covered Person (and covered Dependents of such Contract Officer or Other Covered Person at the time of employment termination) shall be entitled to continue to participate in the Plan until he attains age sixty-five (65) and such spouse of such Contract Officer or Other Covered Person shall be entitled to participate in the Plan in her own right, until she attains age sixty-five
               (65), under the same terms and conditions applicable to Persons who are provided coverage as Active Persons under the Plan; provided, however, that a minimum $1,000,000 Comprehensive Medical Lifetime Maximum Payment shall remain applicable to such Contract Officer or Other Covered Person (and covered Dependents at the time of employment termination).

               If such Contract Officer or Other Covered Person dies prior to age sixty-five (65) while the Plan remains in effect and if such Contract Officer's or Other Covered Person's spouse is then living, such spouse (and covered Dependents) shall be entitled to continue participation in the Plan until such spouse attains age sixty-five (65) or dies, under the same terms and conditions applicable to Persons who are provided coverage as Active Persons under the Plan; provided, however, that the $1,000,000 Comprehensive Medical Lifetime Maximum Payment shall remain applicable to such spouse (and covered Dependents).

          S-2 In the event of the termination of the Plan or discontinuance of coverage under the Plan to Scheduled Retirees or Other Covered Persons listed in Schedule S-I for any reason, the Company shall pay to Scheduled Retirees or Other Covered Persons listed in Schedule S-I, the Monthly Transition Benefits in the applicable amount shown in Schedule S-I for the period commencing on the date the Plan terminates or coverage under the Plan ceases and ending on the first to occur of:

                    (a) the later of the date the date such Scheduled Retiree or Other Covered Person or the spouse of such Scheduled Retiree or Other Covered Person attains age sixty-five
                         (65);

                    (b) in the event of the death of the Scheduled Retiree or Other Covered Person, the date the spouse of such Scheduled Retiree or Other Covered Person attains age sixty-five (65); or

                    (c) the end of the eighteen (18) month period commencing on the Plan termination date or the date coverage ceases under the Plan.

          S-3 Retirees Barbara Savage and Thelma Hecktman shall be entitled to continue to participate in the Plan for their respective lifetimes, subject to the terms and conditions of the Plan. In the event of the termination of the Plan or discontinuance of coverage under the Plan for any reason, the Company shall pay Barbara Savage and Thelma Hecktman the Monthly Transition Benefit set forth in Schedule S-I during their respective lifetimes.

          S-4 In the event of the termination of the Plan or discontinuance of coverage under the Plan to Contract Officers for any reason, the Company shall pay the Monthly Transition Benefits in the applicable amount shown in Schedule S-I to each Contract Officer for the period commencing on the date the Plan terminates or coverage under the Plan ceases and ending on the first to occur of:

               (a) the later of the date such Contract Officer or the spouse of such Contract Officer attains age sixty-five (65);

               (b) in the event of the death of the Contract Officer, the date the spouse of such Contract Officer attains age sixty-five
                    (65);

               (c) the end of the eighteen (18) month period commencing on the Plan termination date or the date coverage under the Plan ceases; or

               (d)  December 31, 1998.

          S-5 In the event of the termination of the Plan or discontinuance of coverage under the Plan to Contract Officers for any reason, the Company shall pay claims or reimburse expenses for those medical expenses which are considered deductible under the section 213 of the Internal Revenue Code of 1986, as amended, or any successor provision, (without regard to any applicable threshold for deductibility) to Contract Officers, subject to the following terms and conditions:

               (a) such Contract Officer (or any of such Contract Officer's covered Dependents at the time of Plan termination or the date coverage under the Plan ceases), if covered by a medical plan maintained by the then current employer of such Contract Officer or a medical plan maintained by the employer of the spouse of such Contract Officer, has exceeded the lifetime maximum benefit provided in such plan;

               (b) payment of medical expenses or reimbursement for such claims under this Section S-5 shall not exceed the lesser of the following amounts:

                    (i) a maximum of $300,000 for the Contract Officer and all covered Dependents of such Contract Officer as of the date of Plan termination or the date coverage under the Plan ceases; or

                    (ii) an amount which exceeds $700,000 (on an aggregate
                         basis) for the entire Contract Officer group (including all covered Dependents of such Contract Officers as of the date of Plan termination or the date coverage under the Plan ceases); and

               (c) reimbursement for such claims under this Section S-5 shall be made for the period commencing on the date the Plan terminates or the date coverage under the Plan ceases and ending on the first to occur of:

                    (i) the later of the date such Contract Officer or the spouse of such Contract Officer attains age sixty-five
                         (65);

                    (ii) in the event of the death of the Contract Officer, the date the spouse of such Contract Officer attains age sixty-five (65);

                    (iii) the end of the eighteen (18) month period commencing on the Plan termination date or the date of Plan coverage ceases; or

                    (iv)  December 31, 1998.

The coverage provided under this Section S-5 is separate and in addition to the coverage provided under Section S-4.

                                 SCHEDULE S-I


     Contract Officers      Monthly Transition Benefits
     -----------------      ---------------------------
     Robert H. Cornell:     $2,700

     Otis H. Halleen:       $3,070

     Jerold A. Hecktman:    $2,700

     Melvin L. Hecktman:    $2,700

     Jeffrey K. Hewson:     $3,070

     Allen B. Kravis:       $3,070

     James Pribel:          $3,070

     Steven R. Schwarz:     $3,070

     Ted A. Rzeszuto:       $2,700

     Ergin Uskup:           $2,700

                                 SCHEDULE S-I


Scheduled Retirees            Monthly Transition Benefits
- ------------------            ---------------------------
     Patricia A. Beckman:     $2,310

     John V. Brandemarte:     $2,800

     Michael Collins:         $2,310

     John V. Dektas:          $2,310

     Ronald Gray:             $2,800

     Thomas E. Joyce:         $2,800

     Irene Kreishan:          $2,310

     Tobie E. Kuppe:          $2,310

     Paul Leimbeck:           $2,800

     Virginia Locascio:       $2,800

     George Martel:           $2,310

     Edwin Paulson:           $2,800

     Theodore R. Peterson:    $2,800

     Phyllis E. Walden:       $2,310

     Ronald W. Weissman:      $2,310

     Jean M. Wolf:            $2,800

     Barbara Savage:          All medical expenses not covered by other medical
                              coverage up to a lifetime maximum of $1,000,000,
                              and the cost of a Medicare supplemental insurance
                              policy.

     Thelma Hecktman:         The cost of Medicare supplemental insurance
                              policy.


     Other Covered Persons
     ---------------------


     Donald Bolke:            $2,700

     Doyle Driskill:          $2,700"